CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated June 25, 2010 on CitizensSelect Prime Money Market Fund and CitizensSelect Treasury Money Market Fund for the fiscal year ended April 30, 2010 which are incorporated by reference in this Registration Statement (Form N-1A 333-82876 and 811-21035) of CitizensSelect Funds.

                                                                                                ERNST & YOUNG LLP

New York, New York

August 25, 2010